EXHIBIT  6.1

I, Jorge Melger, hereby resign as a director officer of Astir, Inc., Inc. a Nevada corporation in order to pursue other interests, effective this 30th day of September 2003.



/s/Jorge  Melgar
___________________
Jorge  Melgar